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                                                                    Exhibit 5.1
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                  [On the letterhead of Thompson Coburn LLP]



                                                             September 25, 2001

Allegiant Capital Trust II
Allegiant Bancorp, Inc.
2122 Kratky Road
St. Louis, Missouri 63114

Ladies and Gentlemen:

         We have acted as counsel to Allegiant Bancorp, Inc., a Missouri corporation (the "Company"), in connection with the preparation and filing by the Company and Allegiant Capital Trust II, a Delaware business trust (the "Trust"), of a registration statement (the "Registration Statement") on Form S-3, pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), with respect to (i) the offer and sale of up to 220,000 preferred securities of the Trust (liquidation amount of $25 per security) (the "Trust Preferred Securities"), (ii) the proposed issuance by the Company to the Trust of up to $5,500,000 aggregate principal amount of the Company's Junior Subordinated Debentures due 2031 (the "Debentures") and (iii) the Company's guarantee (the "Guarantee"), which guarantees the payment of distributions and payments on liquidation or redemption of the Trust Preferred Securities.

         In rendering the opinions set forth herein, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Articles of Incorporation, as amended, and By-laws; the resolutions adopted by the Company's Board of Directors relating to the Trust Preferred Securities, the Debentures and the Guarantee; the form of Junior Subordinated Indenture, between the Company, as Issuer, and Bankers Trust Company, as Trustee (the "Indenture"); the form of Guarantee Agreement between the Company, as Issuer, and Bankers Trust Company, as trustee (the "Guarantee Agreement"); the Registration Statement; certificates received from state officials; and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed: the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of statements submitted to us by officers and representatives of the Company. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Indenture and/or the Guarantee Agreement.

         Unless otherwise stated in the numbered paragraphs hereof, our opinions are based solely upon the current Federal laws of the United States of America and the laws of the State of Missouri. We express no opinion as to whether the laws of any other jurisdiction might affect any opinion rendered by us, whether because of the application in Missouri of the laws of such other jurisdiction or because of the application in such other jurisdiction of the above-referenced laws of the State of Missouri. We note that the Indenture and the Guarantee are governed by the laws of the State of New York, and we have assumed the effectiveness of this choice of law provision. For purposes of this opinion, we have assumed with your permission that the laws of the State of New York are the same as the laws of the State of Missouri in all pertinent respects.


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September 25, 2001
Page 2

         For purposes of our opinion we have assumed that there are no other agreements or understandings among the parties (other than as expressly referred to in the Indenture and/or the Guarantee Agreement) that would modify the terms of the Indenture and/or the Guarantee Agreement or the rights or obligations of the parties thereunder.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Debentures have been duly authorized by all requisite corporate action of the Company and, when executed and authenticated as specified in the Indenture, will constitute valid and binding obligations of the Company; and

         2. The Guarantee Agreement has been duly authorized by all requisite corporate action of the Company and, when executed, will constitute a valid and binding obligation of the Company.

         We consent to the references to this opinion and to Thompson Coburn LLP in the prospectus to be filed under Rule 424(b) under the Act with respect to the Debentures and the Guarantee Agreement under the caption "Validity of Securities," and to the inclusion of this opinion as an exhibit to the Registration Statement. We expressly disavow any obligation to update this letter in the future.

                                              Very truly yours,

                                              /s/ Thompson Coburn LLP